Exhibit 10.1

Execution

STOCK PURCHASE AGREEMENT

BETWEEN

STAFFING 360 SOLUTIONS, INC.

(the “SELLER”)

AND

CYBER 360, INC., a Nevada Corporation

(“NV CYBER 360”)

AND

MARK P. AIELLO

(“AIELLO”)

AND

MICHAEL A. CONSOLAZIO and

HEATHER D. HAUGHEY

(the “PURCHASERS”)

Effective as of January 1, 2015

Execution

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”), dated as of February 27, 2015 (the “Closing Date”) and effective as of January 1, 2015 (the “Effective Date”), is by and between Mark P. Aiello (“Aiello”), Michael A. Consolazio (“Consolazio”), and Heather D. Haughey (“Haughey” and together with Consolazio, the “Purchasers”), Staffing 360 Solutions, Inc., a Nevada corporation (the “Seller”), and its wholly-owned subsidiary Cyber 360, Inc., a Nevada corporation (“NV Cyber 360”). Aiello, the Purchasers, the Seller and NV Cyber 360 are collectively referred to herein as the “Parties” and individually as a “Party.”

BACKGROUND

On April 26, 2013, the Seller purchased from Aiello, Consolazio and Haughey all of the issued and outstanding shares of capital stock of The Revolution Group, Ltd., a Massachusetts corporation (“TRG”) under a Stock Purchase Agreement dated as of March 21, 2013 (the “Original Sale”). After the Original Sale, the Seller changed TRG’s name to Cyber 360 Solutions, Inc. On or about December 8, 2014, the Seller transferred all of the shares of capital stock of Cyber 360 Solutions, Inc. to the Seller’s wholly-owned subsidiary, NV Cyber 360 (then known as Staffing 360 Group, Inc. d/b/a Cyber 360 Solutions), so that the Massachusetts corporation, Cyber 360 Solutions, Inc., became a wholly-owned subsidiary of NV Cyber 360 and an indirect wholly-owned subsidiary of the Seller. On January 29, 2015 the name of the Massachusetts Cyber 360 Solutions, Inc. was changed to Cyber 360, Inc. Therefore, as of the date of this Agreement, NV Cyber 360, a Nevada corporation owns the Massachusetts corporation of the same name. As used in this Agreement, Massachusetts Cyber 360, Inc. is referred to as “MA Cyber 360” and, together with NV Cyber 360, as the “Companies” or individually as a “Company.”

This Agreement reflects a transaction in which, as of the Effective Date, the Purchasers will “repurchase” MA Cyber 360 (formerly TRG), by purchasing from the Seller all of the issued and outstanding shares of capital stock in NV Cyber 360 so that, upon consummation of the transaction, the Purchasers will own directly NV Cyber 360 and, indirectly, MA Cyber 360 (the “Acquisition”). Except to the extent set forth in this Agreement, all agreements executed in connection with the Original Sale and all other agreements between the Parties and the Seller will terminate upon the consummation of the Acquisition.

Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

ARTICLE I

Definitions

1.1 Definitions. In addition to the capitalized terms defined elsewhere in this Agreement, including the recitals and background hereto, the following capitalized terms, when used herein, shall have the following meanings:

“Acquisition” has the meaning set forth in the second paragraph under the heading “Background” above.

“Affiliate” means, with respect to a specified Person, any other Person or member of a group of Persons acting together that, directly or indirectly, through one or more intermediaries, Controls, or is Controlled by or is under common Control with, the specified Person.

“Agreement,” “this Agreement,” “hereto,” “hereof,” “hereunder,” “hereby,” and similar expressions refer to this Stock Purchase Agreement, including all exhibits attached hereto, and not any particular article, section, subsection or other subdivision hereof or thereof.

“Aiello Employment Agreement” has the meaning set forth in Section 2.4(c) hereof.

“Business Day” means any day that is not a Saturday, Sunday or any other day on which banks are required or authorized by law to be closed in Boston, Massachusetts or New York City, New York.

“Closing” means the consummation of the Acquisition.

“Closing Date” has the meaning set forth in the first paragraph of this Agreement.

“Consents” has the meaning set forth in Section 3.12 hereof.

“Control” (including the terms “Controlling,” “Controlled By,” and “under Common Control With”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, by position or otherwise.

“Earn Out” has the meaning set forth in the Original SPA.

“Effective Date” has the meaning set forth in the first paragraph of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Governmental Body” means any federal, state or local governmental body or political subdivision thereof, and any agency or other entity exercising executive, legislative, judicial, regulatory or administrative functions of government, including, without limitation, all taxing authorities.

“Indebtedness” has the meaning set forth in Section 3.9 hereof.

“Lien” means any interest, consensual or otherwise, in property securing a monetary obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, including without limitation, all liens, mortgages, security interests, pledges, deeds of trust, statutory liens for unpaid rentals, options or other charges and encumbrances.

“Material” or “Materially” (Capitalized) means (a) a contract with a value in excess of Fifty Thousand Dollars ($50,000), or (b) an effect on the identified company in excess of Fifty Thousand Dollars ($50,000).

“material” or “materially” (not capitalized) means (a) a contract with a value in excess of Twenty-Five Thousand Dollars ($25,000), or (b) an effect on the identified company in excess of Twenty-Five Thousand Dollars ($25,000).

“Material Adverse Change” or “Material Adverse Effect” means any change, effect, event, occurrence or state of facts that is, or is reasonably likely to be, Materially adverse to the business and/or financial condition, assets, results of operations or prospects of the Seller, NV Cyber 360 or MA Cyber 360, other than any change, effect, event, occurrence or state of facts relating to the economy in general.

“Maximum Number of Securities” has the meaning set forth in Section 5.8(a) hereof.

“Original Sale” has the meaning set forth in the paragraph entitled “Background” on the first page of this Agreement.

“Original SPA” has the meaning set forth in Section 2.3 hereof.

“Permitted Lien” has the meaning set forth in Section 3.8 hereof

“Person” means any individual, corporation, partnership, limited liability company or partnership, unincorporated association, trust, joint venture or other organization or entity.

“Piggy-Back Registration” has the meaning set forth in Section 5.8(a) hereof.

“Prohibited Transfer” has the meaning set forth in Section 5.7 hereof.

“Purchase Price” has the meaning set forth in Section 2.2 hereof.

“Registration Damages” has the meaning set forth in Section 5.8(d)(i) hereof.

“S360 Shares” has the meaning set forth in Section 2.3 hereof.

“Shares” has the meaning set forth in Section 2.1 hereof.

“Representative” means, as to any Person, such Person’s Affiliates and its and their respective managers, directors, officers, employees, agents and advisors (including financial advisors, counsel and accountants).

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Expenses” has the meaning set forth in Section 5.8(a) hereof.

“Sterling Bank Agreements” means the Money-Only Funding Agreements dated as of January 14, 2013 and May 7, 2013, and the Cash Collateral Pledge Agreement dated as of January 14, 2013, all by and between Sterling National Bank and NV Cyber 360, and all other documents and agreement executed in connection therewith.

“Subsidiary” means, as to any particular parent corporation, any corporation, partnership, trust, joint venture, limited liability company, association, or other business entity as to which more than fifty percent (50%) of the outstanding stock or equity interests having ordinary voting rights or power at the time is owned or Controlled by such parent corporation or by one or more Subsidiaries of such parent corporation.

ARTICLE II

Purchase and Sale of Shares

2.1 Purchase of Shares. On the terms and subject to the conditions set forth in this Agreement, including without limitation the payment of the Purchase Price, receipt of which is hereby acknowledged, as of the Effective Date the Seller hereby sells, assigns, transfers, conveys and delivers to the Purchasers, and the Purchasers hereby purchase, acquire and take assignment and delivery of, One Thousand (1,000) shares of capital stock of Cyber 360, Inc., a Nevada corporation (“NV Cyber 360”), which constitute one hundred percent (100%) of the issued and outstanding shares of capital stock of NV Cyber 360 (the “Shares”). The Purchasers are purchasing such Shares in the proportions set forth on Exhibit A attached hereto and made a part hereof.

2.2 Delivery of Purchase Price and Shares. The purchase price for the Shares in the aggregate is one U.S. dollar ($1.00) (the “Purchase Price”). The Purchasers have delivered and paid to the Seller the Purchase Price for the Shares, and the Seller has delivered to the Purchasers the original stock certificate or certificates for the Shares of NV Cyber 360 being transferred hereunder, duly endorsed or accompanied by stock powers duly executed and otherwise in a form acceptable for transfer to the Purchasers pro rata based on the percentages set forth for each Purchaser on Exhibit A hereto.

2.3 Payment of Unpaid Portion of Earn Out. In connection with the Acquisition and the termination of the stock purchase agreement, dated as of March 21, 2013 executed by the Seller, Aiello, and the Purchasers in connection with the Original Sale (the “Original SPA”) pursuant to Section 2.4 hereof, the parties to the Original SPA have agreed to a final settlement of any remaining obligations with respect to the Earn Out from the Original Sale by having Seller issue and deliver to the Purchasers One Million One Hundred Thirty-Four Thousand Fifty (1,134,050) shares of common stock of the Seller (the “S360 Shares”), with each S360 Share valued as agreed by the Parties at $1 per share. The S360 Shares have been issued pro rata to each Purchaser in accordance with the amounts set forth on Exhibit A hereto. The S360 Shares will be issued free and clear of all Liens (subject to Section 5.7). The Purchasers will provide to the Seller any information or documentation reasonably requested by the Seller in connection with recording their ownership of the S360 Shares. Not later than thirty (30) days after the Closing Date, the Seller shall deliver to the Purchasers either (i) certificates representing the S360 Shares, or (ii) evidence reasonably satisfactory to the Purchasers’ counsel that the S360 Shares have been duly issued to each Purchaser and that each Purchaser is reflected as the owner thereof on the books and records of the Seller.

The S360 Shares are fully vested. The S360 Shares have been issued free and clear of all Liens (subject to Section 5.7) and have all rights associated with the Seller’s common stock issued to or held by the other shareholders of the Seller. The S360 Shares will be entitled to the registration rights provided in Section 5.8 hereof, but will be subject to the lock-up provided in Section 5.7 hereof.

2.4 Termination of Original Sale Agreements. Subject to the payment of the Purchase Price and delivery and receipt of the S360 Shares, the Parties agree that the following agreements and obligations executed and undertaken in connection with the Original Sale are terminated as of the Effective Date and are of no further force and effect, and no Party will have any further obligations or liability to the other in connection with the Original Sale, except as otherwise specifically provided in this Agreement. These include without limitation:

(a) Original Stock Purchase Agreement. All obligations of the Parties under the Original SPA that survived the closing of Original Sale (including without limitation the representations and warranties and all indemnity obligations set forth therein), are hereby terminated, void, and are of no further force and effect.

(b) Indemnity Agreement. All obligations of the Parties under the Indemnity Agreement dated as of April 26, 2013 are hereby terminated, void, and are of no further force and effect.

(c) The Aiello Employment Agreement. Subject to the exceptions set forth in the last sentence of this Section 2.4(c), all obligations of the Parties under the Employment Agreement dated as of March 21, 2013 by and between the Seller and Mark P. Aiello (the “Aiello Employment Agreement”), including without limitation, Aiello’s covenant of non-competition and non-solicitation, are hereby terminated, void, and are of no further force and effect. The Parties specifically agree that the Seller’s obligation under Section 8 “Indemnification and Insurance” of the Aiello Employment Agreement, remains in effect with respect to events that occurred on or prior to the Effective Date of this Agreement.

(d) Restrictive Covenants. The obligations of Haughey and Consolazio under their respective Restrictive Covenants executed and delivered in connection with the Original Sale (the “Restrictive Covenants”), including without limitation, obligations of non-competition and non-solicitation, are hereby terminated, void, and are of no further force and effect.

Nothing is this Agreement is to be construed as affecting in any manner the right of the Purchasers and Aiello to retain the Cash Portion of the Purchase Price (as defined in the Original SPA) delivered at the closing of the Original Sale, or the ownership by the Purchasers and Aiello of the Purchaser Shares (as defined in the Original SPA) that were delivered as part of the purchase price in connection with the closing of the Original Sale. The Parties hereby acknowledge and agree that notwithstanding any events or circumstances that occurred prior to the Closing, the Seller has not defaulted or breached any of its obligations under the Original SPA or the Aiello Employment Agreement.

2.5 No Other Payments. The Parties acknowledge that, except as set forth in this Agreement, no payments of any kind are owed by either Company to the Seller or by the Seller to either Company.

ARTICLE III

Representations and Warranties of the Seller

The Seller hereby represents and warrants to the Purchasers that:

3.1 Organization and Good Standing. Each of the Seller and NV Cyber 360 has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Nevada with full corporate power and authority to own or lease its respective properties and to conduct its respective businesses as currently conducted. MA Cyber 360 is validly existing as a corporation in good standing under the laws of The Commonwealth of Massachusetts with full corporate power and authority to own or lease its properties and to conduct its business as currently conducted.

3.2 Authorization; Enforceability. Each of the Seller and NV Cyber 360 has all requisite corporate power and authority to execute, deliver and perform fully its obligations under this Agreement including without limitation to sell, assign, transfer and deliver the Shares pursuant to this Agreement. All corporate action required to be taken by the Board of Directors and shareholders of the Seller and/or NV Cyber 360 in order to authorize the execution and performance of this Agreement by such Party has been taken. This Agreement constitutes the legal, valid and binding obligation of the Seller and NV Cyber 360, enforceable against each of them in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally, and by general equitable principles.

3.3 Capitalization. The authorized, issued and outstanding capital stock of NV Cyber 360 consists solely of those Shares shown on Exhibit A hereto. The Shares constitute all of the issued and outstanding equity securities of NV Cyber 360. The Shares have been duly authorized and validly issued and are outstanding, fully paid and non-assessable. The authorized, issued and outstanding capital stock of MA Cyber 360 consists solely of those shares shown on Exhibit A hereto. The shares of MA Cyber 360 capital stock listed on Exhibit A constitute all of the issued and outstanding equity securities of MA Cyber 360. There are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from either Company any shares of any class of capital stock, or any securities or other instruments convertible into or exchangeable for shares of capital stock of such Company, and no commitments to issue any such securities or instruments.

3.4 Ownership of Shares. The Seller owns of record and beneficially all of the Shares, and has good and valid title to the Shares free and clear of all liens, trusts (constructive and other), adverse claims and other encumbrances. Upon delivery of the Shares and payment of the Purchase Price pursuant to this Agreement, the Purchasers will receive good and valid title to the Shares, free and clear of all Liens (other than those imposed by applicable securities laws). NV Cyber 360 owns of record and beneficially all of the issued and outstanding shares of capital stock of MA Cyber 360, and has good and valid title to such shares free and clear of all Liens (other than those imposed by applicable securities laws).

3.5 S360 Shares. The S360 Shares have been duly authorized by all necessary action, and are validly issued, fully paid and non-assessable and free and clear of all Liens (other than those imposed by applicable securities laws and subject to Section 5.7).

3.6 Subsidiaries. MA Cyber 360 is a wholly-owned subsidiary of NV Cyber 360, and NV Cyber 360 has no Subsidiaries other than MA Cyber 360. MA Cyber 360 has no Subsidiaries.

3.7 No Conflicts. The execution, delivery and performance of this Agreement by the Seller and NV Cyber 360 and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any term or provision of, or constitute a default under, the charter or bylaws of the Seller or either Company, or (ii) violate or conflict with any law or order to which the Seller or either Company is subject.

3.8 Title to Property: Encumbrances. Each Company has good, clear and marketable title to all real and personal property, free and clear of all Liens except Permitted Liens. The term “Permitted Liens,” as used in this Agreement, shall mean (i) statutory liens for taxes or assessments not at the time due, (ii) liens in respect of pledges or deposits under workers’ compensation laws or similar legislation, (iii) carriers’, warehousemen’s, mechanics’, laborers’ and material men’s liens if the obligations secured by such liens are not then delinquent, (iv) encumbrances in the nature of zoning restrictions, easements, rights or restrictions of record on the use of real property if the same do not detract from the value of the property encumbered thereby or impair the use of such property in the business of the Companies, (v) liens by Sterling Bank under the Sterling Bank Agreements, and (vi) security interests in favor of the respective landlords of the Companies that may exist under the terms of real property leases for office space of the Companies. The Parties will use their best efforts in good faith to terminate the Sterling Bank Agreements within fifteen (15) days after Closing Date, so that all Liens on the assets of the Companies in favor of Sterling National Bank will terminate within sixty (60) days after the Closing Date.

3.9 Indebtedness. Other than any Indebtedness incurred under the Sterling Bank Agreements, neither Company has any liability or obligation for Indebtedness, The term “Indebtedness”, as used in this Agreement, shall mean: (a) any liability of a Company created or assumed by such Company: (i) for borrowed money; (ii) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation, deed of trust or mortgage) given in connection with the acquisition of, or exchange for, any property or assets (other than inventory or similar property acquired and consumed or to be consumed in the ordinary course of such Company’s business), including securities and debt instruments; (iii) in respect of letters of credit issued for a Company’s account and “swaps” of interest and currency exchange rates (and other interest and currency exchange rate hedging agreements) to which such Company is a party; or (iv) for the payment of money as lessee under leases that are consistent with the past practice of the Companies recorded as capital leases for financial reporting purposes; and (b) any amendment, renewal, extension, revision or refunding of any such liability or obligation; provided, however, that Indebtedness shall not include any liability for: (1) compensation of Company employees in the ordinary course of business; (2) interest that has been accrued and is not yet due and payable; (3) inventory or similar property acquired and consumed or to be consumed in the ordinary course of a Company’s business; (4) services in the ordinary course of business; (5) rent or other amounts payable under real or personal property leases that have been as disclosed elsewhere herein, other than capital leases as described in subsection (a)(iv) above; (6) amounts payable on credit cards to the extent used to acquire inventory or similar property; and (7) utility bills, property taxes and other accounts payable. The Parties will use their best efforts in good faith to terminate the Sterling Bank Agreements within fifteen (15) days after Closing Date.

3.10 No Litigation. There is no claim, legal action, suit, arbitration, or mediation proceeding or other legal, administrative or governmental investigation, inquiry or proceeding pending or, to the actual knowledge of the executive officers of the Seller threatened in writing, (i) against or affecting the Companies or any of their respective properties, assets or business, or to which any capital stock of the Companies is subject, or relating to or which would prevent the transactions contemplated by this Agreement or the consummation hereof, or (ii) against or affecting the Seller or any of its properties, assets or business relating to, or which would negatively affect or prevent the transactions contemplated by this Agreement or the consummation hereof.

3.11 Income and Other Taxes. Except as described in Schedule 3.11 attached hereto and made a part hereof, all federal, state and local tax returns required to be filed with any governmental tax authority to date in connection with the operations of NV Cyber 360 and MA Cyber 360 have been timely filed (after giving effect to applicable extensions properly granted by law), and all taxes required to be paid, and required to be deposited to date in connection with their respective operations have been timely paid and deposited. All of the information that the Companies use for their respective income tax returns for the period of April 26, 2013 through the Effective Date is true and correct in all material respects and reasonably will enable the Companies’ tax preparers to prepare such returns consistently with the income tax returns of prior periods. No audit, examination or similar proceeding is pending or, to the knowledge of the Seller, threatened in regard to any taxes due from or with respect to either Company or any tax return filed by or with respect to either Company.

3.12 Consents. No consents, authorizations, order or approvals of or registration, qualification, designation, declaration or filing with any court, Governmental Body or agency or instrumentality thereof or any arbitrator or any other Person (“Consents”) is required for the execution and delivery of this Agreement by the Seller or NV Cyber 360 and the consummation of the transactions contemplated hereby.

3.13 Books and Records. NV Cyber 360’s minute book and other books and records are located at such Company’s principal offices, at 641 Lexington Avenue, Suite 1526, New York, New York 10022. MA Cyber 360’s minute book and other books and records are located at 641 Lexington Avenue, Suite 1526, New York, New York 10022. The books of account and other financial and corporate records of each Company are in all material respects complete and correct. The minute book of NV Cyber 360 contains materially accurate records of all meetings and accurately reflect all other corporate action of the stockholders and directors of such Company through the date hereof. The minute book of MA Cyber 360 contains materially accurate records of all meetings and accurately reflect all other corporate action of the stockholders and directors of such Company from April 26, 2013 through the date hereof. The minute books and other records of both Companies will be delivered to the Purchaser on or promptly after the Effective Date.

3.14 Legal Compliance.

(a) Compliance with Laws. Neither the Seller nor NV Cyber 360 has received any communication, written or otherwise, during the past three (3) years from a governmental authority that alleges that the Seller or NV Cyber 360 is not in compliance with any law applicable to the conduct of its business, the noncompliance with which could reasonably be expected to have a Material Adverse Effect on NV Cyber 360. MA Cyber 360 has not received any communication, written or otherwise, at any time after April 26, 2013 from a governmental authority that alleges that MA Cyber 360 is not in compliance with any law applicable to the conduct of its business, the noncompliance with which could reasonably be expected to have a Material Adverse Effect on NV Cyber 360. Each of the Seller, NV Cyber 360 and MA Cyber 360 is in compliance, in all material respects, with all laws applicable to the conduct of its business.

(b) Permits. Each of the Seller, NV Cyber 360 and MA Cyber 360 possesses all material certificates, licenses, permits, authorizations and approvals made or issued pursuant to or under, or required by, laws applicable to such Party to own, lease and operate its assets and to conduct its respective business as currently conducted.

3.15 Illegal Payments. Neither the Seller or the Companies nor, to the knowledge of the Seller, any officer, director or employee of the Seller or the Companies has: (a) used any funds of such Party for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any payment in violation of applicable Law to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (c) made any other payment in violation of applicable Law.

3.16 No Other Representations and Warranties. Except for the representations and warranties contained in this Agreement, neither the Seller, nor the Companies, nor any other Person on behalf of the Seller or the Companies makes or has made any other representation or warranty, express or implied, at law or in equity, in respect of Seller, the Companies or their respective Affiliates, their respective businesses, the sale of the Shares or the issuance of the S360 Shares or any of the other transactions contemplated by this Agreement, and the Seller and NV Cyber 360 hereby expressly disclaim any other representations or warranties, whether made by the Seller, the Companies or any of their respective Representatives.

ARTICLE IV

Representations and Warranties of the Purchasers and Aiello

Each of the Purchasers and Aiello hereby severally and not jointly, represent and warrant to the Seller that:

4.1 Capacity; Enforceability. Such Party has the legal capacity, to execute, deliver and perform fully his/her obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally, and by general equitable principles.

4.2 No Conflicts. The execution, delivery and performance of this Agreement by such Party and the consummation of the transactions contemplated hereby will not violate or conflict with any law or order to which such Party is subject.

4.3 No Other Representations and Warranties. Except for the representations and warranties contained in this Agreement, such Party does not make and has not made (and no other Person on behalf of such Party makes or has made) any other representation or warranty, express or implied, at law or in equity, in respect of such Party or its Affiliates, their respective businesses, the purchase of the Shares or any of the other transactions contemplated by this Agreement.

ARTICLE V

Covenants

The Parties hereby covenant as follows:

5.1 Delivery of the S360 Shares. Within thirty (30) days after the Closing Date, the Seller will execute and deliver to the Purchasers either (i) certificates representing the S360 Shares or (ii) evidence reasonably satisfactory to the Purchaser’s counsel that the S360 Shares have been duly issued to each Purchaser and that each Purchaser is reflected as the owner thereof on the books and records of the Seller, effective as of the Effective Date.

5.2 Taxes. The Seller will promptly file, in no event later than ninety (90) days after the Closing Date, all necessary tax returns and will take all other action necessary or required to bring the Companies current in any state or municipality in which a Company has not timely filed its tax returns or paid its taxes that are due, and the Seller shall pay to the proper tax authorities all taxes that are due with respect to the Companies, and all fines or other penalties that may have been or may be assessed by any tax authority with respect to the Companies due to underpayment of taxes or failure to timely file taxes. In addition, the Seller shall be responsible for, and shall reimburse the Companies for, any other costs that may be incurred by the Companies in connection with the failure to file tax returns or pay taxes due on or before the Closing Date. The Seller will send copies of all such tax filings to NV Cyber 360 as they are made.

5.3 Covenant Not to Use Name.

(a) The Seller hereby covenants that, after the Closing the Seller shall not use the name “Cyber”, (or any confusingly similar variations thereof as a trademark), service mark, trade name, corporate name, logo, slogan, website and Internet domain name for purposes of conducting or transacting any business, for a period of twenty-four (24) months.

(b) The Purchasers and NV Cyber 360 each hereby covenant that after the date that is twelve (12) months after the Closing (the “Anniversary Date”) neither the Purchasers nor any of the Companies shall use the number “360” as a trademark, service mark, trade name, corporate name, logo, slogan, website and Internet domain name for purposes of conducting or transacting any business. As promptly as practicable after the Anniversary Date, the Purchasers and NV Cyber 360 will take all actions necessary to cause each of the Companies to change its name to cease using the number “360”, including amending their respective organizational documents.

5.4 Intellectual Property. The Seller acknowledges and agrees that from and after the Effective Date, the Companies will own all assets, all work product, names, logos, websites, and URLs necessary for the conduct of their business, and from the Effective Date and through the Anniversary Date will have all rights necessary to use the name “Cyber 360” and all intellectual property in connection with the name “Cyber 360.”

5.5 Confidentiality. The Parties covenant that any confidential or proprietary information (except information filed with the SEC or publicly available information), respecting any individual Party, the business of any Party or its Affiliates (hereinafter, “Confidential Information” and such Party or Affiliate owning such Confidential Information, the “Disclosing Party”) will, except as otherwise agreed in writing by the Disclosing Party, be kept in strict confidence and not used or disclosed by any other Parties to this Agreement and their respective Representatives; provided that (i) the Parties may disclose Confidential Information of a Disclosing Party to their attorneys, accountants and professional advisors, as may be necessary to enable such Persons to perform their duties on behalf of such Party, in which instance such Persons and any other Representatives of such Persons shall be advised of the confidential nature of such Confidential Information and shall themselves be required by such Party to keep such Confidential Information confidential, (ii) the Seller may disclose such Confidential Information as it may be required to disclose by applicable law (including any SEC position) or securities listing or trading requirement and (iii) except as otherwise contemplated by clause (ii) above, in the event that a Party or its Affiliates becomes legally compelled to disclose any Confidential Information of a Disclosing Party, such Party or its Affiliate may disclose such Confidential Information so long as (A) such Party has provided the Disclosing Party written notice of such requirement reasonably in advance of such disclose to the extent practicable so that the Disclosing Party may seek a protective order or other remedy (or waive compliance with this Section 5.5) and (B) in the event that such protective order or other remedy is not obtained, or the Disclosing Party waives compliance with this Section 5.5, such Party and its Affiliates furnish only that portion of such Confidential Information which they are legally required to be provided as advised in writing by outside counsel and exercise their commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such Confidential Information.

5.6 Publicity. Neither the Seller, on the one hand, or the Purchasers, Aiello or NV Cyber 360, on the other hand, will (or permit their respective Representatives to) disclose, make or issue, any statement or announcement concerning the specific terms or conditions of this Agreement to any third parties (other than its Representatives who need to know such information in connection with carrying out or facilitating the transactions contemplated hereby) without the prior written consent of the other set of Parties (such consent not to be unreasonably withheld, delayed or conditioned), except (i) in the case of the Seller, as may be required of the Seller or its Affiliates by applicable law (including any SEC position) or securities listing or trading requirement or (ii) in the case of any other Party, as required by applicable law as advised in writing by outside counsel and after conferring with the Seller concerning the timing and content of such required disclosure.

5.7. Lock-Up. Each Purchaser hereby agrees not to, without the prior written consent of the Seller, during the period commencing from the Closing and ending on the earlier of (x) the one (1) year anniversary of the Closing and (y) the consummation of a sale, liquidation, merger, share exchange or other similar transaction following the Closing that results in all of the Seller’s shareholders having the right to exchange their equity holdings in the Seller for cash, securities or other property: (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any S360 Shares; (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any S360 Shares; or (iii) publicly disclose the intention to do any of the foregoing; whether any such transaction described in clauses (i), (ii) or (iii) above is to be settled by delivery of any S360 Shares or other securities, in cash or otherwise (any of the foregoing described in clauses (i), (ii), or (iii), a “Prohibited Transfer”). Each Purchaser further agrees to execute such agreements as may be reasonably requested by the Seller, in form and substance reasonably satisfactory to such Purchaser, that are consistent with the foregoing or that are necessary to give further effect thereto. If any Prohibited Transfer is made or attempted contrary to the provisions of this Section 5.7, such purported Prohibited Transfer shall be null and void ab initio, and the Seller shall refuse to recognize any such purported transferee of such S360 Shares as one of its equity holders for any purpose. In order to enforce this Section 5.7, the Seller may impose stop-transfer instructions with respect to the S360 Shares until the end of the restriction period described in the first sentence of this Section 5.7.

5.8. Piggy-Back Registration Rights.

(a) If the Seller proposes to file a registration statement under the Securities Act with respect to an offering of Seller equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, Seller equity securities, by the Seller for its own account and/or for security holders of the Seller for their account, other than a registration statement (i) filed solely in connection with an offering of securities to directors, employees or independent contractors of the Seller pursuant to any stock incentive or other benefit plan, (ii) filed on Form S-4 or S-8 or any successor to such forms, (iii) for an exchange offer or offering of securities solely to the Seller’s existing security holders, (iv) for a dividend reinvestment plan, or (v) solely in connection with a merger, share capital exchange, asset acquisition, share purchase, reorganization, amalgamation, subsequent liquidation, or other similar business transaction that results in all of the Seller’s shareholders, including without limitation the Purchasers, having the right to exchange their common stock for cash, securities or other property of a non-capital raising bona fide business transaction, then the Seller shall (x) give written notice of such proposed filing to each Purchaser as soon as practicable but in no event less than ten (10) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing underwriter or underwriters, if any, of the offering, and (y) offer to each Purchaser in such notice the opportunity to register the sale of such number of the S360 Shares as such Purchaser may request in writing within ten (10) days following receipt by the Purchaser of such notice (a “Piggy-Back Registration”). The Seller shall include in such registration statement such S360 Shares that are requested by a Purchaser to be included therein within ten (10) days after the receipt by the Purchaser of any such notice on the same terms and conditions as any shares of Seller’s common stock that are included in such registration statement by other shareholders of the Seller exercising piggy-back registration rights in existence as of the date of this Agreement with respect to shares of Seller’s common stock. If at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Seller shall determine for any reason not to register or to delay registration of such securities, the Seller may, at its election, give written notice of such determination to the Purchasers, and (x) in the case of a determination not to register, shall be relieved of its obligation to register any S360 Shares of a Purchaser in connection with such registration, and (y) in the case of a determination to delay registering, shall be permitted to delay registering any S360 Shares of a Purchaser for the same period as the delay in registering such other securities. If the offering pursuant to a Piggy-Back Registration is to be an underwritten offering, then each Purchaser must permit the sale or other disposition of such Purchaser’s S360 Shares in accordance with the intended method(s) of distribution thereof, and shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such Piggy-Back Registration and each Purchaser shall be responsible for any fees or commissions due to such underwriters in connection with the sale of such Purchaser’s S360 Shares (“Selling Expenses”). If (x) the managing underwriter or underwriters for a Piggy-Back Registration that is to be an underwritten offering advises the Seller in writing that the dollar amount or number of securities which the Seller, on behalf of itself and/or its security holders who have a contractual right to register their shares, desires to sell exceeds the maximum dollar amount or maximum number of securities that can be sold in such offering without adversely affecting the proposed offering price, timing, distribution method or probability of success of such offering or (y) the SEC determines that the dollar amount or number of securities to be registered under the registration statement exceeds the maximum dollar amount or number that may be registered under such registration statement in accordance with applicable law (including without limitation any SEC rules, regulations, policies or positions) (such maximum dollar amount or maximum number of securities, as applicable, in either of clauses (x) or (y) above, the “Maximum Number of Securities”), then the Seller shall include in any such offering only the Maximum Number of Securities allocated as follows: (A) first, the securities that the Seller desires to sell; (B) then, the number of securities required to be included in such offering, if any, by other security holders of the Seller exercising any demand registration rights that such Persons have pursuant to written contractual arrangements with the Seller; and (C) finally, the securities of Persons exercising piggy-back registration rights pursuant to written contractual arrangements with the Seller, including without limitation the Purchasers pursuant to this Section 5.8, pro-rata among all such security holders exercising piggy-back registration rights. A Purchaser may elect to withdraw such Purchaser’s request for inclusion of such Purchaser’s S360 Shares in any Piggy-Back Registration by giving written notice to the Seller of such request to withdraw prior to the effectiveness of the registration statement. The Seller, whether based on its own determination or as the result of a withdrawal by Persons making a demand pursuant to written contractual obligations, may withdraw a registration statement at any time prior to the effectiveness of the registration statement. All expenses other than Selling Expenses incurred in connection with registrations, filings or qualifications in any registration under this Section 5.8, including without limitation all registration, filing, and qualification fees, printers’ and accounting fees and fees and disbursements of counsel for the Seller shall be borne and paid by the Seller.

(b) The right of a Purchaser to request inclusion of any of such Purchaser’s S360 Shares in any registration pursuant this Section 5.8 shall terminate with respect to such S360 Shares upon the earliest to occur of: (i) such time as when such S360 Shares can be sold under Rule 144 promulgated under the Securities Act or another similar exemption under the Securities Act; and (ii) after such time as such S360 Shares have been registered under an effective registration statement. Further, the Seller has the right to exclude any S360 Shares of a Purchaser from any registration statement in the event the Seller is contractually obligated to exclude such securities. In the event that the registration statement covers securities being sold by the Seller on its own behalf, the Seller or the underwriter shall have a right to require a Purchaser to agree to a lock-up period of up to six (6) months from the date of effectiveness of the registration statement as a condition to registering such Purchaser’s S360 Shares.

(c) In connection with any registration statement for which a Purchaser has elected to exercise its Piggy-Back Registration rights pursuant to this Section 5.8, such Purchaser agrees to (i) cooperate with the Seller in connection with the preparation of such registration statement as it pertains to such Purchaser or such Purchaser’s S360 Shares, (ii) respond within three (3) Business Days to any written request by the Seller to provide or verify information regarding such Purchaser or such Purchaser’s S360 Shares being registered on behalf of such Purchaser (including without limitation the proposed manner of sale) that may be required to be included in such registration statement and related prospectus pursuant to the rules and regulations of the SEC, and (iii) provide in a timely manner information regarding the proposed distribution by such Purchaser of the S360 Shares for which such Purchaser has exercised his or her Piggy-Back Registration rights and such other information as may be requested by the Seller from time to time in connection with the preparation of and for inclusion in such registration statement and related prospectus.

(d) So long as at the time of the filing of such registration statement the Purchaser is not an executive officer or director of the Seller, if any S360 Shares of such Purchaser are included a registration statement:

(i) To the extent permitted by applicable Law, the Seller will indemnify and hold harmless such Purchaser from and against any and all loss, damage, claim or liability (joint or several) to which such Purchaser may become subject under the Securities Act, the Exchange Act, or other federal or state securities law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (A) any untrue statement or alleged untrue statement of a material fact contained in such registration statement; (B) any omission or alleged omission to state in such registration statement a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (C) any violation by the Seller (or any of its Representatives) of the Securities Act, the Exchange Act, any state securities law (collectively, “Registration Damages”); and the Seller will pay to such Purchaser any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any claim or proceeding from which Registration Damages may result, as such expenses are incurred; provided, however, that the foregoing indemnity shall not apply to the extent that any such Registration Damages arise out of, result from or are based upon information provided in writing by such Purchaser expressly for use in such registration statement or actions or omissions made by the Seller or its Representatives in reliance upon and in conformity with information furnished in writing by or on behalf of such Purchaser expressly for use in connection with such registration statement; provided, further, that the Seller shall not be responsible to indemnify for any amounts paid in settlement of any claim or proceeding if such settlement is effected without the consent of the Seller, which consent shall not be unreasonably withheld, delayed or conditioned.

(ii) To the extent permitted by applicable law, such Purchaser will indemnify and hold harmless the Seller, its Representatives (including without limitation any underwriter under the Securities Act), any other security holder of the Seller selling securities in such registration statement and any controlling person (as defined in the Securities Act) of any such Persons from and against any and all Registration Damages, in each case only to the extent that such Registration Damages arise out of, result from or are based upon information provided in writing by such Purchaser expressly for use in such registration statement or actions or omissions made by the Seller or its Representatives in reliance upon and in conformity with information furnished in writing by or on behalf of such Purchaser expressly for use in connection with such registration statement; and such Purchaser will pay to the Seller and each other aforementioned indemnified Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Registration Damages may result, as such expenses are incurred; provided, that, except in the case of fraud or willful misconduct by such Purchaser, such Purchaser shall not be responsible to indemnify for any amounts paid in settlement of any claim or proceeding if such settlement is effected without the consent of such Purchaser, which consent shall not be unreasonably withheld, delayed or conditioned.

(iii) The indemnification procedures set forth in Section 7.3 shall apply to any indemnification claim under this Section 5.8 (with any reference in Section 7.3 referring to any provision of ARTICLE VII referring to this Section 5.8 instead).

5.9 Termination of Sterling Bank Agreements. The Seller will use its best efforts to terminate the Sterling Bank Agreements within fifteen (15) days after Closing Date, so that all Liens on the assets of the Companies in favor of Sterling National Bank will terminate within sixty (60) days after the Closing Date. The Buyer agrees to refrain from conducting any draws relating to the Sterling Bank Agreements in excess of an aggregate of Fifty-thousand dollars ($50,000) after the Closing, and will comply with and timely remit all monies received in relation to the Sterling Bank Agreements to Sterling National Bank until Liens on the assets of the Companies in favor of Sterling National Bank are terminated.

ARTICLE VI

Actions Taken and Documents Delivered

The Parties hereby acknowledge the following actions and delivery of the following documents:

6.1 Purchase Price. The Purchasers have delivered the Purchase Price to the Seller.

6.2 Delivery of Shares of NV Cyber 360. The Seller has delivered to the Purchasers the original stock certificate or certificates for the Shares being transferred hereunder, duly endorsed or accompanied by stock powers duly executed and otherwise in a form acceptable for transfer to the Purchasers as set forth on Exhibit A, in a form reasonably satisfactory to the Purchasers’ counsel.

6.3 Resignations. The Purchasers have received the written resignation of each current member of the board of directors and each officer of NV Cyber 360 and MA Cyber 360, other than Mark P. Aiello.

6.4 Consents. The Seller has delivered all of the Consents required in connection with the consummation of the transactions contemplated by this Agreement.

ARTICLE VII

Indemnification

7.1 Survival of Representations and Warranties.

All representations and warranties contained in this Agreement shall survive the Closing and shall terminate eighteen (18) months from the Closing Date (the “Expiration Date”) and thereafter shall be of no force or effect, except for any claim with respect to which notice has been given to the party to be charged prior to such expiration date; provided, however, that any representations and warranties that are proven to have been fraudulently made shall not expire on the Expiration Date; provided further that representations of Section 3.11 (Income and Other Taxes) shall expire upon the termination of any applicable statutes of limitations and the representations contained in Sections 3.1 through and including 3.6 shall continue indefinitely.

7.2 Indemnification.

(a) Subject to the terms of this Agreement the Seller agrees to indemnify, defend, save and hold harmless, the Purchasers, Aiello, and the Companies, and their respective officers, directors and employees, (collectively, the “Purchaser Indemnified Parties”) from and against any loss, cost, expense, liability, claim or legal damages (including, without limitation, reasonable fees and disbursements of counsel) (collectively, “Damages”) arising out of or resulting from: (i) any inaccuracy in or breach of any representation and warranty of the Seller; or (ii) any failure of the Seller to perform or observe fully any non-waived covenant, agreement or provision to be performed or observed by it pursuant to this Agreement.

(b) Subject to the terms of this Agreement, each of the Purchasers, Aiello, and the Companies severally and not jointly, agree to indemnify, defend, save and hold harmless, the Seller, and its officers, directors and employees (collectively, the “Seller Indemnified Parties”) from and against any Damages arising out of or resulting from: (i) any inaccuracy in or breach of any representation and warranty of a Purchaser or Aiello; or (ii) any failure of a Purchaser, Aiello, or a Company to perform or observe fully any non-waived covenant, agreement or provision to be performed or observed by it pursuant to this Agreement.

(c) Notwithstanding anything to the contrary contained herein, after the Closing, except for (i) claims based in whole or in part upon fraud, willful misconduct or intentional misrepresentation or (ii) any equitable remedies, including the right to an injunction or specific performance, to which the Purchasers may be entitled: (A) the maximum liability of the Seller under this Agreement with respect is limited to a maximum of Five Hundred Thousand Dollars ($500,000); and (B) this Article VII shall constitute the sole and exclusive remedy for each Party against any other Party with respect to any and all breaches or alleged breaches of any covenant, representation or warranty made by such party in this Agreement.

7.3 Indemnification Procedures. After receipt by a Party entitled to indemnification (an “Indemnified Party”) of notice of the commencement of any action or other claim by a third party that may give rise to a claim of indemnity hereunder (a “third party claim”), the Indemnified Party will, in a timely manner, notify the Indemnifying Party of the third party claim, but the failure to notify Indemnifying Party shall not relieve the Indemnifying Party of its obligation to indemnify under this Agreement unless the lack of timeliness materially prejudices the Indemnifying Party’s ability to defend against such third party claim. After receipt of such notice the Indemnifying Party shall, in a timely manner, undertake the defense or settlement of such third party claim with counsel reasonably satisfactory to the Indemnified Party (who shall not, except with the consent of the Indemnified Party, be counsel to the Indemnifying Party). Neither the Indemnifying Party nor the Indemnified Party shall settle any third-party claim without the consent of the other, which shall not be unreasonably withheld, delayed or conditioned.

ARTICLE VIII

Releases

8.1 Release by the Seller. Effective as of the Closing, the Seller, on behalf of itself and its Subsidiaries, Affiliates and its and their respective officers, directors, employees, shareholders, successors and assigns (collectively, the “Seller Releasors”), for good and valuable consideration, the adequacy and receipt whereof are hereby acknowledged, does hereby, irrevocably and unconditionally, release, remise, acquit and forever discharge Aiello, the Purchasers and the Companies and their respective Subsidiaries (collectively, the “Purchaser Releasees”) of and from any and all claims, charges, complaints, demands, debts, actions, causes of action, damages and liabilities, if any, both in law and equity, in tort or in contract, of any jurisdiction, foreign or domestic, known or unknown, which such Seller Releasor now has, or has ever had against the Purchaser Releasees, arising from or in connection with the Original Sale or otherwise arising on or prior to the Closing; except in each case for the rights of the Seller Releasors under this Agreement, including without limitation those matters covered by the indemnities set forth in Article VII hereof, all of which are specifically excluded from this Release. The terms of this Release are contractual and not a mere recital. The Seller Releasors acknowledge that they understand the contents of this Release and the effect thereof, that they have had the advice of legal counsel in connection herewith, that they have not been induced by any representations not contained in this Agreement to enter into this Release, and that this Release will remain in effect notwithstanding the discovery or existence of any additional fact or any facts different from those which the Seller Releasers now know or believe to be true.

8.2 Release by the Purchasers, Aiello and the Companies. Effective as of the Closing, each of the Purchasers, Aiello and the Companies, on behalf of themselves and their respective Subsidiaries and their respective officers, directors, employees, shareholders, successors and assigns (collectively, the “Purchaser Releasors”), for good and valuable consideration, the adequacy and receipt whereof are hereby acknowledged, does hereby, irrevocably and unconditionally, release, remise, acquit and forever discharge the Seller and its Subsidiaries (collectively, the “Seller Releasees”) of and from any and all claims, charges, complaints, demands, debts, actions, causes of action, damages and liabilities, if any, both in law and equity, in tort or in contract, of any jurisdiction, foreign or domestic, known or unknown, which such Purchaser Releasor now has, or has ever had against the Seller Releasees, arising from or in connection with the Original Sale or otherwise arising on or prior to the Closing; except in each case for (i) Seller’s obligation under Section 8 “Indemnification and Insurance” of the Aiello Employment Agreement and (ii) the rights of the Purchaser Releasors under this Agreement, including without limitation those matters covered by the indemnities set forth in Article VII hereof, all of which are specifically excluded from this Release. The terms of this Release are contractual and not a mere recital. The Purchaser Releasors acknowledge that they understand the contents of this release and the effect thereof, that they have had the advice of legal counsel in connection herewith, that they have not been induced by any representations not contained in this Agreement to enter into this Release, and that this Release will remain in effect notwithstanding the discovery or existence of any additional fact or any facts different from those which the Purchaser Releasors now know or believe to be true.

ARTICLE IX

General Provisions

9.1 Complete Agreement and other Matters. This Agreement (a) constitutes the entire agreement and supersedes all other prior and contemporaneous promises, covenants, understandings, representations, warranties, agreements and undertakings, both written and oral, between the Parties hereto with respect to the subject matter hereof; (b) is not intended to confer upon any person or entity any rights or remedies hereunder or with respect to the subject matter hereof except an specifically provided in this Agreement; (c) shall not be assigned by operation of law or otherwise; (d) shall be governed by, and construed in accordance with, the internal laws (and not the law of conflicts) of The Commonwealth of Massachusetts; (e) may be executed in two or more counterparts, each of which shall be deemed to be an original, but all such counterparts together shall constitute a single agreement; (f) may be executed by facsimile signature, provided that the original thereof is provided to the other Parties promptly after the Closing; and (g) shall be construed without regard to headings or captions, or gender, or whether a reference is to the singular or plural. The Parties agree that service of process by registered or certified mail, return receipt requested, at his, her or its address specified in or pursuant to Section 9.5 is reasonably calculated to give actual notice.

9.2 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party or Parties incurring the same, it being expressly understood by the Parties hereto that the Seller, and not the Companies, shall be liable for the costs and expenses of the Seller, the Companies and their counsel and accountants in connection with this Agreement and the transactions contemplated hereby.

9.3 Amendment. This Agreement may be amended at any time only by a written instrument executed by each Party hereto.

9.4 Further Action. Subject to the terms and conditions provided in this Agreement, each of the Parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, the Parties shall take, or cause to be taken, all such necessary action.

9.5 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given: (i) upon receipt if delivered personally; (ii) one (1) Business Day following the date sent when sent by reputable national overnight courier (such as FedEx) and (iii) three (3) Business Days following the date mailed when mailed by registered or certified mail, return receipt requested and postage prepaid, at the following addresses:

(a)	As to the Seller:	Staffing 360 Solutions, Inc.
641 Lexington Avenue
Suite 1526
New York, NY 10022
Attention: Matthew Briand

	With a copy to:	Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, NY 10105
		Attention:	Barry Grossman, Esq.

(b)	As to the Purchasers and/or Aiello:

	To Consolazio:	Michael A. Consolazio
63 Bridge Street
Salem, NH 03079

	To Haughey:	Heather D. Haughey
35 Lancashire Drive
Mansfield, MA 02048

	To Aiello:	Mark P. Aiello
805 Summer Street
Manchester, Massachusetts 01944

	In each case with a copy to:	Lauren A. Puglia, Esq.
Sassoon & Cymrot, LLP
84 State Street, Suite 84
Boston, MA 02109

or to such other address, or to such other authorized recipient of any notice hereunder, as any Party shall in writing deliver to all other Parties in accordance with this Section 9.5.

9.6 Survival. The provisions of this Agreement shall survive the consummation of the Acquisition contemplated under this Agreement, subject to Section 7.1.

9.7 Representation of the Companies. The Parties agree that, notwithstanding the fact that Ellenoff Grossman & Schole LLP (“EGS”) may have jointly represented the Seller and the Companies in connection with this Agreement, and has also represented the Companies and/or their respective Affiliates in connection with matters other than the transaction that is the subject of this Agreement prior to Closing, EGS will be permitted in the future, after Closing, to represent the Seller or its Affiliates in connection with matters in which such Persons are adverse to the Companies or any of their Affiliates, including any disputes arising out of, or related to, this Agreement. NV Cyber 360 and each of the Purchasers and Aiello, who are represented by independent counsel in connection with the transactions contemplated by this Agreement, hereby agree, in advance, to waive (and to cause their Affiliates to waive) any actual or potential conflict of interest that may hereafter arise in connection with EGS’s future representation of the Seller or its Affiliates in which the interests of such Person are adverse to the interests of either of the Companies, the Purchasers or Aiello or any of their respective Affiliates, including any matters that arise out of this Agreement or that are substantially related to this Agreement or to any prior representation by EGS of the Companies or any of their respective Affiliates. The Parties acknowledge and agree that, for the purposes of the attorney-client privilege, the Seller, and not the Companies or their respective directors, officers or employees, shall be deemed the clients of EGS with respect to the negotiation, execution and performance of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, each of the Parties hereto has executed this Stock Purchase Agreement, or has caused this Agreement to be executed as an instrument under seal on its behalf by a representative duly authorized, all as of the date first above set forth.

SELLER:

STAFFING 360 SOLUTIONS, INC.

By:	/s/ Brendan Flood
Name: Brendan Flood
Title: Executive Chairman

NV CYBER 360:

CYBER 360, INC., a Nevada corporation

By:	/s/ Mark P. Aiello
Name: Mark P. Aiello
Title: President

AIELLO:

/s/ Mark P. Aiello
Mark P. Aiello

PURCHASERS:

/s/ Michael A. Consolazio
Michael A. Consolazio

/s/ Heather D. Haughey
Heather D. Haughey

Exhibit A

Capitalization of NV CYBER 360 and MA Cyber 360;

NV Cyber 360 has 1,000,000 shares of NV Cyber 360 Common Stock, authorized. As of the Effective Date, there are 1,000 shares of NV Cyber 360 Common Stock outstanding, all of which are owned, beneficially and of record by the Seller.

MA Cyber 360 has 178,222 shares of Common Stock, no par value per share, authorized, with 90,000 shares designated as Class A Voting Shares and 88,222 shares designated as Class B Non-Voting Shares. As of the Effective Date , there are 90,000 Class A Voting Shares and 76,000 Class B Non-Voting Shares issued and outstanding, all of which are owned, beneficially and of record by NV Cyber 360.

The Purchasers are purchasing all of the Shares of NV Cyber 360, and receiving Shares of the Seller, as follows:

	Number of
	Shares of	Percentage of	Number of
Purchaser	NV Cyber 360	NV Cyber 360	S360 Shares

Michael A. Consolazio	480	48%	544,344
63 Bridge Street
Salem, NH 03079

Heather D. Haughey	520	52%	589,706
35 Lancashire Drive
Mansfield, MA 02048

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